UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Hyzon Motors Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Hyzon Motors Inc.
599 South Schmidt Road
Bolingbrook, IL 60440

SUPPLEMENT
TO DEFINITIVE PROXY STATEMENT DATED JUNE 24, 2024
FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 18, 2024

On June 24, 2024, Hyzon Motors Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Special Meeting of Stockholders to be held on July 18, 2024 (the “Special Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of shares of Class A common stock outstanding as of the close of business on June 14, 2024, the record date for the Special Meeting (the “Record Date”), as previously disclosed on page 3 of the Proxy Statement under the caption “What constitutes a quorum?”

The correct number of shares of the Company’s Class A common stock outstanding on the Record Date is 247,396,641, all of which are entitled to vote at the Special Meeting. Accordingly, the reference to 247,298,133 shares of Class A common stock on page 3 of the Proxy Statement under the caption “What constitutes a quorum?” is hereby replaced with 247,396,641 shares of Class A common stock.

This supplement does not modify, change, amend, supplement, or otherwise affect any of the other disclosures contained in the Proxy Statement.